UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 29, 2025, Verastem, Inc. (the “Company”) issued a press release announcing it will discontinue the RAMP 203 clinical trial in advanced KRAS G12C-mutated non-small cell lung cancer (“NSCLC”).

A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Recent Developments

Update on RAMP 203 Phase 1/2 Clinical Trial for Advanced KRAS G12C Mutant Non-Small Cell Lung Cancer

Following evaluation of interim data from the RAMP 203 clinical trial in advanced KRAS G12C-mutated NSCLC the Company will discontinue the trial to focus resources on clinical development of VS-7375, an oral KRAS G12D (ON/OFF) inhibitor, in advanced NSCLC and other solid tumors. There will be no further enrollment in RAMP 203 and patients currently enrolled will have the option to continue treatment per investigator discretion. This decision reflects the evolving treatment landscape for KRAS G12C inhibitors and the strategic prioritization of programs with the greatest potential impact for patients living with advanced lung cancer.

RAMP 203 is a Phase 1/2 clinical trial being conducted in collaboration with Amgen evaluating avutometinib, an oral rapidly accelerated fibrosarcoma (RAF)/ mitogen-activated protein kinase kinase (MEK) clamp, and LUMAKRAS™ (sotorasib) in a “doublet combination” and also with defactinib, an oral focal adhesion kinase inhibitor, as a “triplet combination” in patients naïve to or previously treated with a KRAS G12C inhibitor.

As of November 26, 2025, the data cutoff, 66 patients were treated at the recommended Phase 2 dose, had at least one tumor scan, and were evaluable for efficacy.

•	For the doublet combination, 30 G12C-inhibitor treatment-naïve patients were efficacy evaluable and achieved an overall response rate (“ORR”) of 40% (12/30) and the median progression-free survival (“PFS”) was 11.1 months with a median follow up of 15.9 months.
•	In the previously G12C-inhibitor treated group for the doublet combination, 21 patients were efficacy evaluable and achieved an ORR of 9.5% (2/21) and a median PFS of 3.7 months with a median follow up time of 10.8 months.
•	Among six G12C-inhibitor treatment-naïve patients in the triple combination, four were evaluable for efficacy and achieved an ORR of 50% (2/4); one confirmed and one unconfirmed, and one additional patient had a best response of stable disease (“SD”).
•	Among 12 patients on the triplet combination who were previously treated with a KRAS G12C inhibitor, 11 were efficacy evaluable and four (36%) showed greater than 30% tumor reduction with seven still ongoing as of the data cutoff.
•	Median PFS could not be determined in the triplet treatment-naïve combination cohort, whereas those previously treated with a G12C inhibitor in the triplet combination showed a median PFS of 3.6 months.
•	Across the doublet and triplet combinations evaluated, no dose-limiting toxicities were observed. Treatment related adverse events were generally manageable, with nausea (56.8%), diarrhea (52.7%), and fatigue (45.9%) the most common.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about, among other things, the Company’s programs and product candidates, strategy, future plans and prospects, including plans and timing of the discontinuation of RAMP 203, the expected outcome and benefits of the clinical development of VS-7375, the timing of commencing, completing and discontinuing trials and compiling data, the expected timing of the presentation of data by the Company and the potential clinical value of various of the Company’s clinical trials. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: December 30, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
Chief Executive Officer